UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2015

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road

Carrollton, TX 75007

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 28, 2015, CyrusOne Inc. (the “Company”) announced that its Chief Financial Officer and Administrative Officer, Kimberly H. Sheehy, will be leaving the Company and will be succeeded by Gregory R. Andrews as Chief Financial Officer.  Mr. Andrews will join the company as an Executive Vice President effective as of October 19, 2015, and will be appointed Chief Financial Officer effective immediately following the filing of Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.  In order to assist with the transition of financial reporting responsibilities for the Company, Ms. Sheehy will continue as an employee through December 31, 2015, and will assist thereafter as a consultant until the day after the Company files its 2015 Annual Report on Form 10-K, but no later than March 11, 2016, pursuant to a Transition Services and Separation Agreement, which is further described below.  This announcement is more fully described in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

Biographical Information for Gregory R. Andrews

Mr. Andrews, age 53, served as the Chief Financial Officer from 2010 until 2015 of Ramco-Gershenson Properties Trust, a NYSE listed REIT specializing in the ownership and management of large multi-anchored shopping centers.  From 2006 to 2009, Mr. Andrews was Chief Financial Officer of Equity One, Inc., a NYSE listed REIT, that owns, manages, acquires, develops and redevelops shopping centers and retail properties.  From 1997 until 2006, Mr. Andrews was a principal at Green Street Advisors, Inc., an independent equity research firm focused on REITs.  Mr. Andrews also previously served as vice president in the corporate (Hong Kong) and commercial real estate (U.S.) divisions of Bank of America, and as an analyst at First Interstate Bank of California.  Mr. Andrews currently serves on the board of directors and the audit committee of Spy, Inc., a publicly traded eyewear company.  Mr. Andrews earned his AB from Princeton University and his MBA from the UCLA Anderson School of Business.

Employment Agreement with Gregory R. Andrews

In connection with Mr. Andrews’s appointment, CyrusOne LLC, a subsidiary of the Company (the “Subsidiary”), and Mr. Andrews entered into an Employment Agreement dated as of September 28, 2015 (the “Andrews Agreement”) pursuant to which Mr. Andrews will be (i) paid an annual base salary of $425,000, (ii) eligible to receive an annual bonus, the target amount of which shall not be less than 100% of his then current base salary, and (iii) eligible to participate in all of the various employee benefit plans and programs which are made available to similarly situated officers of the Company.  The term of the Andrews Agreement is one year with automatic one-year renewals unless the Subsidiary or Mr. Andrews provides written notice.  On at least an annual basis during the term of the Andrews Agreement, Mr. Andrews’s annual base salary and annual bonus target will be reviewed and is subject to adjustment at the discretion of the Company’s Board of Directors.

Subject to the approval of the Company’s Board of Directors, Mr. Andrews is eligible to receive (i) a restricted stock grant equal to $1,000,000 in value as of the grant date, which shall vest over three years, one-third on each anniversary of the grant date, subject to Mr. Andrews’s continued employment through each such vesting date (the “Initial Grant”), and (ii) an equity grant for 2016, the target amount of which shall be $800,000 in value as of the grant date.  Mr. Andrews is also eligible to be reimbursed up to $150,000 to cover out-of-pocket expenses associated with his move to the Dallas, Texas area.

In the event the Andrews Agreement is terminated under certain circumstances, including other than for “Cause” or as a result of a “Constructive Termination” (as such terms are defined in the Andrews Agreement), Mr. Andrews will be entitled to (i) a lump sum cash payment equal to one times (or two times if such termination is within one-year following a “Change in Control” (as such term is defined in the Andrews Agreement)) the sum of his annual base salary and annual bonus target in effect at the time of termination, (ii) vesting of time-based equity awards that would otherwise have vested on or prior to the end of the one-year period beginning at the time of termination (or vesting of all outstanding time-based equity awards if such termination is within one year following a Change in Control), provided that the Initial Grant would vest in full, (iii) vesting of performance-based equity awards in accordance with the applicable provisions of the applicable incentive plan or related award agreements, and (iv) certain other payments and benefits as set forth in the Andrews Agreement.  Upon the request of the Subsidiary, Mr. Andrews’s receipt of such payments and benefits is contingent upon him executing and not revoking a release of claims containing customary and appropriate terms and conditions as determined in good faith by the Subsidiary.  The Andrews Agreement also contains confidentiality, proprietary information and work product, non-competition, non-solicitation, and non-disparagement provisions.

The foregoing summary of the terms and conditions of the Andrews Agreement is qualified in its entirety by reference to the full text of the Andrews Agreement, which is attached hereto as Exhibit 10.1.

Transition Services and Separation Agreement with Kimberly H. Sheehy

In connection with Ms. Sheehy’s departure, the Subsidiary and Ms. Sheehy entered into a Transition Services and Separation Agreement dated September 28, 2015 (the “Separation Agreement”).  Pursuant to the terms of the Separation Agreement, Ms. Sheehy will (i) remain employed by the Subsidiary through December 31, 2015, or such earlier date determined by the Chief Executive Officer of the Subsidiary in his sole discretion (the “Termination Date”), and perform such services requested by the Board of Directors or Chief Executive Officer of the Subsidiary (including services to assist in the transition to Mr. Andrews), and (ii) serve as a consultant from the Termination Date through the day after the date that the Company files its 2015 Annual Report on Form 10-K, but no later than March 11, 2016, for purposes of providing transition and other services that may be requested by the Subsidiary.

The Subsidiary and Ms. Sheehy are also parties to an Employment Agreement, dated January 24, 2013, filed with the Securities and Exchange Commission on January 29, 2013 as Exhibit 10.6 to the Company’s Current Report on Form 8-K (the “Sheehy Agreement”), which provides for certain severance payments and benefits subject to the execution of an irrevocable release of claims.  In consideration for the release to be provided by Ms. Sheehy as set forth in Exhibit A to the Separation Agreement, and for the acknowledgement and reaffirmation of her post-employment obligations and the other restrictive covenants set forth in the Sheehy Agreement, Ms. Sheehy will receive a lump sum severance payment, vesting of certain stock option and restricted stock grants, and certain other payments and benefits as set forth in the Sheehy Agreement.  In consideration for Ms. Sheehy’s agreement to provide transition services as a consultant, (i) the Subsidiary will pay Ms. Sheehy $200,000 in a lump sum on the first payroll payment date after the end of the consulting period, (ii) Ms. Sheehy will be eligible for a bonus under the Company’s 2015 annual cash bonus plan, and (iii) the following equity awards shall, notwithstanding Ms. Sheehy’s termination of employment, vest on the dates indicated if, in each case, the applicable total stockholder return performance goals for the performance evaluation periods set forth in such equity award agreements are met: (a) an option to purchase up to 5,227 shares of common stock subject to the Executive Non-Statutory Performance Stock Option Award with the award date of April 17, 2013 shall vest on March 31, 2016, (b) up to 6,878 restricted shares of common stock subject to the Executive Performance Restricted Stock Award with the award date of April 17, 2013 shall vest on March 31, 2016, and (c) up to 18,160 restricted shares of common stock subject to the Executive Performance Restricted Stock Award with the award date of February 7, 2014 shall vest on February 7, 2017.

Ms. Sheehy’s departure did not result from any disagreement with the Company regarding any matter related to the Company’s operations, policies or practices.

The foregoing summary of the terms and conditions of the (i) Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.2, and (ii) Sheehy Agreement is qualified in its entirety by reference to the full text of the Sheehy Agreement.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of September 28, 2015 by and between Gregory R. Andrews and CyrusOne LLC.

10.2	Transition Services and Separation Agreement dated September 28, 2015 by and between CyrusOne LLC and Kimberly H. Sheehy.

99.1	Press Release dated September 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: September 28, 2015	By:	/s/ Robert M. Jackson
Name: Robert M. Jackson
Title: Executive Vice President and General Counsel

Index of Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of September 28, 2015 by and between Gregory R. Andrews and CyrusOne LLC.

10.2	Transition Services and Separation Agreement dated September 28, 2015 by and between CyrusOne LLC and Kimberly H. Sheehy.

99.1	Press Release dated September 28, 2015.